UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	95-6021257
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Covanta Holding Corporation Equity Award Plan for Employees and Officers
(Full title of plan)
Anthony J. Orlando
President and Chief Executive Officer
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(Name and address of agent for service)
(973) 882-9000
(Telephone number, including area code, of agent for service)
with copies to:
Timothy J. Simpson, Esq.
Senior Vice President,
General Counsel and Secretary
Covanta Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000
David S. Stone, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	maximum
Title of securities	Amount to be	maximum offering	aggregate	Amount of
to be registered	registered (1)	price per share (2)	offering price (2)	registration fee
Common Stock (par value $.10 per share)	2,000,000	$12.89	$25,780,000	$2,758.46

(1)	Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on November 22, 2005.

EXPLANATORY STATEMENT
     This Registration Statement on Form S-8 is filed to register an additional 2,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), of Covanta Holding Corporation, formerly known as Danielson Holding Corporation (the “Company”), as a result of an increase in the number of shares of Common Stock issuable under the Company’s Equity Award Plan for Employees and Officers, as amended (the “Plan”). The Company previously filed a Registration Statement on Form S-8 relating to the Plan with the Securities and Exchange Commission (the “Commission”) on October 7, 2004 (File No. 333-119609). Pursuant to General Instruction E of Form S-8, this Registration Statement has been prepared in accordance therewith and the previously filed Registration Statement is hereby incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.  Exhibits.

4.	1	Covanta Holding Corporation Equity Award Plan for Employees and Officers (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement, filed on August 23, 2005).

4.	2	Form of Covanta Holding Corporation Stock Option Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 6, 2004).

4.	3	Form of Covanta Holding Corporation Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 6, 2004).

5.	1	Opinion of Neal, Gerber & Eisenberg LLP.

23.	1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated November 29, 2005, by Ernst & Young LLP.

23.	2	Consent of Independent Registered Public Accounting Firm of Covanta Energy Corporation and Subsidiaries, dated November 29, 2005, by Deloitte & Touche LLP.

23.	3	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc. and Subsidiary, dated November 30, 2005, Sycip Gorres Velayo & Co., A Member Practice of Ernst & Young Global.

23.	4	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings Corp. and Subsidiaries, dated November 29, 2005 by PricewaterhouseCoopers LLP for their report dated March 15, 2005.

23.	5	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings Corp. and Subsidiaries, dated November 29, 2005, by PricewaterhouseCoopers LLP for their report dated June 30, 2004.

23.	6	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings Corp. and Subsidiaries, dated November 29, 2005, by KPMG LLP.

23.	7	Consent of Independent Registered Public Accounting Firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries, dated November 29, 2005, by PricewaterhouseCoopers LLP for their report dated March 15, 2005.

23.	8	Consent of Independent Registered Public Accounting Firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries, dated November 29, 2005, by PricewaterhouseCoopers LLP for their report dated March 29, 2004.

23.	9	Consent of Independent Registered Public Accounting Firm of Covanta Energy Corporation and Subsidiaries, dated November 29, 2005, by Ernst & Young LLP.

23.	10	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.	1	Powers of Attorney (included as part of the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on November 30, 2005.

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ ANTHONY J. ORLANDO
Anthony J. Orlando
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and CRAIG D. ABOLT, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on November 30, 2005, by the following persons in the capacities indicated:

Signature	Title

/s/ Samuel Zell Samuel Zell	Chairman of the Board

/s/ Anthony J. Orlando Anthony J. Orlando	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Craig D. Abolt Craig D. Abolt	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas Bucks Thomas Bucks	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ David M. Barse David M. Barse	Director

/s/ Ronald J. Broglio Ronald J. Broglio	Director

/s/ Peter C.B. Bynoe Peter C.B. Bynoe	Director

/s/ Richard L. Huber Richard L. Huber	Director

/s/ William C. Pate William C. Pate	Director

/s/ Robert Silberman Robert Silberman	Director

/s/ Jean Smith Jean Smith	Director

Joseph P. Sullivan	Director

/s/ Clayton Yeutter Clayton Yeutter	Director

EXHIBIT INDEX

4.	1	Covanta Holding Corporation Equity Award Plan for Employees and Officers (incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement, filed on August 23, 2005).

4.	2	Form of Covanta Holding Corporation Stock Option Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 6, 2004).

4.	3	Form of Covanta Holding Corporation Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 6, 2004).

5.	1	Opinion of Neal, Gerber & Eisenberg LLP.

23.	1	Consent of Independent Registered Public Accounting Firm of Covanta Holding Corporation and Subsidiaries, dated November 29, 2005, by Ernst & Young LLP.

23.	2	Consent of Independent Registered Public Accounting Firm of Covanta Energy Corporation and Subsidiaries, dated November 29, 2005, by Deloitte & Touche LLP.

23.	3	Consent of Independent Registered Public Accounting Firm of Quezon Power, Inc. and Subsidiary, dated November 30, 2005, Sycip Gorres Velayo & Co., A Member Practice of Ernst & Young Global.

23.	4	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings Corp. and Subsidiaries, dated November 29, 2005 by PricewaterhouseCoopers LLP for their report dated March 15, 2005.

23.	5	Consent of Independent Registered Public Accounting Firm Covanta ARC Holdings Corp. and Subsidiaries, dated November 29, 2005, by PricewaterhouseCoopers LLP for their report dated June 30, 2004.

23.	6	Consent of Independent Registered Public Accounting Firm of Covanta ARC Holdings Corp. and Subsidiaries, dated November 29, 2005, by KPMG LLP.

23.	7	Consent of Independent Registered Public Accounting Firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries, dated November 29, 2005, by PricewaterhouseCoopers LLP for their report dated March 15, 2005.

23.	8	Consent of Independent Registered Public Accounting Firm of Covanta Ref-Fuel Holdings LLC and Subsidiaries, dated November 29, 2005, by PricewaterhouseCoopers LLP for their report dated March 29, 2004.

23.	9	Consent of Independent Registered Public Accounting Firm of Covanta Energy Corporation and Subsidiaries, dated November 29, 2005, by Ernst & Young LLP.

23.	10	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.	1	Powers of Attorney (included as part of the signature page of this Registration Statement).